                                                                    EXHIBIT 99.2

                             U.S. TECHNOLOGIES INC.


                       INTRODUCTION TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


The unaudited pro forma consolidated financial statements have been prepared to give effect to U.S. Technologies Inc. ("USXX") acquisition of all of the outstanding equity interests of E2Enet, Inc. ("E2E"), a development stage enterprise.

The unaudited pro forma consolidated financial statements assume that 138,825,188 shares of E2E common stock are outstanding on a fully diluted basis as of December 31, 1999, and reflect application of the purchase method of accounting for the acquisition. Such financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of the USXX for the year ended December 31, 1999, and the E2E historical financial statements and notes thereto for the year ended December 31, 1999 included elsewhere in this form 8-K.

The unaudited pro forma consolidated balance sheet gives effect to the acquisition as if it had occurred on December 31, 1999 combining the balance sheets of USXX and E2E as of that date. The unaudited pro forma consolidated statements of operations give effect to the acquisition as if it had occurred on January 1, 1999 and include appropriate adjustments for amortization and other items directly related to the transaction, but exclude any potential cost savings.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma consolidated financial statements do not purport to represent the consolidated results that would have been obtained had the transaction occurred at the dates indicated, as assumed, nor do they purport to present the results which may be obtained in the future.

                             U.S. TECHNOLOGIES INC.


                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999
                                   (UNAUDITED)

                                            U. S.
                                        TECHNOLOGIES        E2ENET,         PRO FORMA            PRO FORMA
                                             INC.             INC.          ADJUSTMENTS         CONSOLIDATED
                                        ------------      ------------      ------------        ------------

ASSETS
Current assets:

    Cash and cash equivalents           $      9,451      $    243,477      $  6,144,297   (1)   $  5,277,327
                                                                              (1,119,898)  (2)
    Accounts receivable, less                195,289                --                                195,289
    allowance
    Inventories                              260,575                --                                260,575
                                        ------------      ------------      ------------         ------------
    Prepaid expenses                          39,340             5,330                                 44,670
                                        ------------      ------------         ---------         ------------
         Total current assets                504,655           248,807         5,024,399            5,777,861
                                        ------------      ------------         ---------         ------------

    Property and equipment, net              571,383            32,234                                603,617
                                        ------------      ------------         ---------         ------------

Other assets:
    Investment in affiliates                      --         9,840,920         2,921,299   (2)     12,762,219
    Note and advances receivable                  --         1,208,624                --            1,208,624
    Goodwill                                                                   2,000,000   (2)      2,000,000
    Other                                     16,058                --                                 16,058
                                        ------------      ------------         ---------         ------------
         Total other assets                   16,058        11,049,544         4,921,299           15,986,901
                                        ------------      ------------         ---------         ------------

           Total assets                 $  1,092,096      $ 11,330,585      $  9,945,698         $ 22,368,379
                                        ============      ============         =========         ============


LIABILITIES AND STOCKHOLDERS
EQUITY
Current liabilities

    Current maturities of long-term
          debt                          $     27,270                --      $         --         $     27,270
    Accounts payable                       1,004,237         1,494,951                              2,499,188
    Accrued expenses                         267,587           437,035         2,000,000   (2)      2,704,622
    Note payable to stockholders                  --         5,856,987        (5,856,987)  (2)             --
                                        ------------      ------------         ---------         ------------
            Totals current liabilities     1,299,094         7,788,973        (3,856,987)           5,231,080
Long-term debt less current maturities        13,794                --                --               13,794
                                        ------------      ------------         ---------         ------------
Total liabilities                          1,312,888         7,788,973        (3,856,987)           5,244,874
                                        ------------      ------------         ---------         ------------

Stockholders' equity
    Common stock                             583,906            43,587           (43,587)  (2)        583,906
    Convertible preferred stock            5,000,000                --        11,200,000           16,200,000
    Convertible preferred stock,
          subscribed but
          unissued                           289,703                --         6,144,297   (1)      6,434,000
    Additional paid in capital            12,275,655        43,861,286       (43,861,286)  (2)     12,275,655

    Accumulated deficit                  (17,992,167)      (40,358,936)       40,358,936   (2)    (17,992,167)
    Stock receivable                        (150,205)           (4,325)            4,325   (2)       (150,205)
    Treasury stock, at cost                 (227,684)               --                --             (227,684)
                                        ------------      ------------         ---------         ------------
         Total Stockholders' Equity         (220,792)        3,541,612        13,802,685           17,123,505
                                        ------------      ------------         ---------         ------------

TOTAL LIABILITIES & EQUITY              $  1,092,096      $ 11,330,585      $  9,945,698         $ 22,368,379
                                        ============      ============      ============         ============


See accompanying introduction and notes to pro forma condensed consolidated financial statements.

                             U.S. TECHNOLOGIES INC.


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                                   (UNAUDITED)

                                             U. S.
                                         TECHNOLOGIES        E2ENET,       PRO FORMA             PROFORMA
                                             INC.              INC.       ADJUSTMENTS           CONSOLIDATED
                                         ------------       ----------    -----------           ------------
Net sales                                $ 3,764,785        $       --     $      --            $ 3,764,785
                                         -----------        ----------     ---------            -----------

Operating costs and expenses
    Cost of sales                          4,458,881                --                            4,458,881
    Selling expense                           43,658                --                               43,658
    General and administrative             1,988,113         3,063,763       666,667  (C)         5,718,543
       expense
    Stock compensation expense                    --        31,072,080                           31,072,080
                                         -----------        ----------     ---------            -----------
      Total operating costs and
       expenses                            6,490,652        34,135,843       666,667             41,293,162
                                         -----------        ----------     ---------            -----------

Loss from operations                      (2,725,867)      (34,135,843)     (666,667)           (37,528,377)
                                         -----------        ----------     ---------            -----------

    Other expense (income)
    Gain on sale of subsidiary              (642,764)               --                             (642,764)
    Equity in loss of investees                   --         3,824,279       373,299  (A)         4,197,578
    Interest                                 (28,893)        2,319,116    (2,290,350) (B)              (127)
    Other                                    202,271                --                              202,271
                                         -----------        ----------     ---------            -----------
      Total other expense (income)          (469,386)        6,143,395    (1,917,051)             3,756,958
                                         -----------        ----------     ---------            -----------

Net loss                                  (2,256,481)      (40,279,238)    1,250,384            (41,285,335)

Preferred stock dividends                    525,114                                                525,114
                                         -----------        ----------     ---------            -----------

Net loss applicable to common
    shareholders                         $(2,781,595)     $(40,279,238) $  1,250,384         $  (41,810,449)
                                         ===========      ============  ============         ==============

Net loss per common share basic and
    diluted                              $    (0.10)                                         $        (1.45)
                                         ===========                                         ==============

Average common shares outstanding
   basic and diluted                      28,795,278                                             28,795,278
                                         ===========                                            ===========

See accompanying introduction and notes to pro forma condensed consolidated financial statements.

                             U.S. TECHNOLOGIES INC.


              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Notes to pro forma consolidated balance sheet

Note (1) - To reflect the sale by USXX of Series A and Series C Convertible Preferred Stock, a condition precedent to the merger. Conversion of these shares are subject to similar factors as noted below in Note (2) as they relate to the Series B Mandatorily Convertible Preferred Stock. Upon conversion USXX may recognize the existence of a beneficial conversion feature, which may be substantial in amount and would result in a reduction in net income or increase in net loss applicable to common stockholders.

Note (2) - To record the acquisition by USXX of E2E and the estimated valuation adjustments of E2E's assets and liabilities resulting from the preliminary allocation of the purchase price. The aggregate purchase price is estimated to be $12,319,898 and consists of $11,200,000 of USXX's Series B Mandatorily Convertible Preferred Stock issued to the former shareholders of E2E plus $1,119,898 of acquisition costs. This transaction also resulted in the conversion of E2E's shareholder debt to equity. In completing the merger transaction, USXX also assumed a $2,000,000 liability between E2E's former significant shareholder and the two significant shareholders of one of E2E's former investee companies. The excess of purchase price over the estimated value of assets acquired, $2,000,000 was allocated to goodwill.

USXX's Series B Mandatorily Convertible Preferred Stock is mandatorily convertible upon the acceptance by the Secretary of State of the State of Delaware of a charter amendment increasing the number of shares of common stock authorized to an amount sufficient to permit the conversion of all of the then outstanding USXX Preferred Stock into common stock. This charter amendment must first be approved by stockholders of USXX. Upon satisfaction of these criteria and conversion of the Series B Mandatorily Convertible Preferred Stock, USXX may recognize the existence of a beneficial conversion feature, which may be substantial in amount, and would result in a reduction in net income or increase in net loss applicable to common stockholders.

Notes to pro forma consolidated statements of operations for the year ended December 31, 1999

Note (A) - To record additional amortization of the carrying value of investments in excess of the Company's share of the underlying equity using the straight-line method over a three year period.

Note (B) - To eliminate interest expense on E2E shareholder notes payable and warrants converted to equity on the date of the merger.

Note (C) - To record amortization of goodwill over a three year life.